EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

De Joya Griffith & Company, LLC

Certified Public Accountants & Consultants

2580 Anthem Village Drive

Henderson, NV 89052

February 9, 2009

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the consolidated audited financial statements of Viropro, Inc. for the year ended November 30, 2007 and our report dated March 7, 2008, included in its Form 10-KSB.  We consent to all references to our firm included in or made as part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC